UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 17, 2009

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33749	26-0500600
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3 Manhattanville Road, Purchase, NY		10577
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 272-8067
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on the current expectations and projections of Retail Opportunity Investments Corp. (the “Company”) about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in the Company’s other SEC filings.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2009, the Company appointed Richard K. Schoebel as Chief Operating Officer, anticipated to commence on November 30, 2009. In connection with his appointment, the Company and Mr. Schoebel signed an employment term sheet (the “Term Sheet”) on November 17, 2009. The Term Sheet provides that he will serve as the Company’s Chief Operating Officer for an initial term of three years. Mr. Schoebel is entitled to a base salary of $275,000 and an annual bonus between 0% and 100% of the annual base salary. The Company will grant to Mr. Schoebel 35,000 shares of restricted stock and stock options to purchase 35,000 shares of common stock, each vesting over five years. Mr. Schoebel will also be entitled to participate in all of the Company’s employee benefit plans and programs on substantially the same terms and conditions as other senior executives. Mr. Schoebel will also be entitled to (i) an automobile allowance of $1,500 per month, (ii) six months of living expenses at $5,000 per month and (iii) reimbursement of moving and travel expenses of $20,000. The terms and conditions of Mr. Schoebel's employment contract, with respect to death and disability, termination, non-renewal and change of control and the term, will be substantially consistent with the terms of the employment agreement entered into between the Company and John Roche, the Company’s Chief Financial Officer, which was previously filed with the SEC as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 26, 2009. The Company and Mr. Schoebel intend to enter into a definitive employment agreement incorporating the terms of employment described on the Term Sheet as soon as practicable, which definitive agreement will be filed as an exhibit to a subsequent Current Report on Form 8-K.

Mr. Schoebel, 43, most recently served as the Vice President, Property Management for the West Region of Centro Properties Group (US), a retail property specialist with a focus on the ownership, management and redevelopment of community and neighborhood shopping centers, malls and lifestyle centers in the United States. In this role, he was responsible for 8.9 million square feet of community and neighborhood shopping centers. From 2007 to 2009, Mr. Schoebel was a Managing Member of Pacific Spectrum Properties, LLC, a brokerage firm providing leasing, management and consulting services to shopping center owners, and, prior to that, for 12 years he held numerous positions at Pan Pacific Retail Properties, Inc., a real estate investment trust that specialized in the acquisition, ownership and management of community and neighborhood shopping centers for everyday essentials, ultimately serving as Vice President Operations where he directed the leasing and property management for a portfolio of 38 shopping centers, encompassing 5 million leasable square feet. Mr. Schoebel brings with him over 18 years of real estate industry experience, specializing in shopping centers. Mr. Schoebel has operated retail properties in ten states including, California, Washington, Oregon, Nevada, Arizona and Connecticut.

The foregoing description of the Term Sheet is qualified in its entirety by reference to the text of the Term Sheet, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Employment term sheet, between Retail Opportunity Investments Corp. and Richard K.
Schoebel, dated November 17, 2009.
99.1	Press release of Retail Opportunity Investments Corp. dated November 18, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Opportunity Investments Corp.

Dated: November 23, 2009	By:	/s/ John B. Roche
John B. Roche
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment term sheet, between Retail Opportunity Investments Corp. and Richard K. Schoebel, dated November 17, 2009.
99.1	Press release of Retail Opportunity Investments Corp. dated November 18, 2009.